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                                                                  Exhibit 23.6


               [Letterhead of Morgan Stanley & Co. Incorporated]

We hereby consent to the use in the Registration Statement of AOL Time Warner Inc. on Form S-4 and in the Proxy Statement/Prospectus of America Online, Inc. and Time Warner Inc., which is part of the Registration Statement, of our opinion dated January 9, 2000 appearing as Annex F to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                                        MORGAN STANLEY & CO.
                                                        INCORPORATED

                                                        By:  /s/ Ji-Yeun Lee
                                                           --------------------
                                                           Ji-Yeun Lee
                                                           Principal

New York, New York
February 7, 2000